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600253227636

10/28/13--01032--031 **137.50

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
13 OCT 28 AM 9:59

10-3-13

COVER LETTER

Department of State
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

SUBJECT: Domestication of Grand Capital Ventures Inc.

Enclosed is an original and one (1) copy of the Certificate of Domestication and a check for:

FEES:

Certificate of Domestication	$ 50.00
Articles of Incorporation and Certified Copy	$ 78.75
Total to domesticate and file	$128.75

OPTIONAL:

Certificate of Status	$ 8.75

Grand Capital Ventures Inc
Name (printed or typed)

10778 NW 53rd St. Suite G
Address

Sunrise Fl. 33351
City, State & Zip

954-588-7205
Daytime Telephone Number

michael@greenledsolutions.com
E-mail address: (to be used for future annual report notification)

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 13 OCT 28 AM 9:59

CERTIFICATE OF DOMESTICATION

The undersigned, Michael Zoyes, President
(Name) (Title)

of Grand Capital Ventures Inc. a foreign corporation,
(Corporation Name)

in accordance with s. 607.1801, Florida Statutes, does hereby certify:

1. The date on which corporation was first formed was May 30th, 1991.
2. The jurisdiction where the above named corporation was first formed, incorporated, or otherwise came into being was Nevada.
3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was Grand Capital Ventures Inc.
4. The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to s. 607.0202 and 607.0401 with this certificate is Grand Capital Ventures Inc.
5. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or any other equivalent jurisdiction under applicable law, immediately before the filing of the Certificate of Domestication was State of Nevada.
6. Attached are Florida articles of incorporation to complete the domestication requirements pursuant to s. 607.1801.

I am President, CEO and Director, of Grand Capital Ventures Inc.

and am authorized to sign this Certificate of Domestication on behalf of the corporation and have done so this the 23rd day of October, 2013.

(Authorized Signature)

Filing Fee:

Certificate of Domestication	**$ 50.00**
Articles of Incorporation and Certified Copy	**$ 78.75**
Total to domesticate and file	**$128.75**

ARTICLES OF INCORPORATION

IN COMPLIANCE WITH CHAPTER 607, F.S.

ARTICLE I NAME

THE NAME OF THE CORPORATION SHALL BE:

Grand Capital Ventures Inc

ARTICLE II PRINCIPAL OFFICE

THE PRINCIPAL PLACE OF BUSINESS/ MAILING ADDRESS IS:

Principal Address	Mailing Address
10778 NW 53rd St. Suite G	10778 NW 53rd St. Suite G
Sunrise, Florida, 33351	Sunrise, Fl. 33351

ARTICLE III PURPOSE

THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED:

Any and All Lawful Business.

ARTICLE IV SHARES

THE NUMBER OF SHARES OF STOCK IS: 925MM shares; 900MM Common; 25MM Preferred

925 Million Authorized; 900 MM Common; 25 MM Preferred

ARTICLE V INITIAL DIRECTORS AND/ OR OFFICERS

THE NAME(S) AND ADDRESS(ES) AND SPECIFIC TITLES:

Title/Name

President, CEO & Director/Michael Zoyes

Title/Name

Title/Name

Title/Name

Title/Name

Title/Name

Title/Name

Title/Name

ARTICLE VI INITIAL REGISTERED AGENT AND STREET ADDRESS

*THE **NAME AND FLORIDA STREET ADDRESS** (P.O. BOX **NOT** ACCEPTABLE) OF THE REGISTERED AGENT IS:*

Michael Zoyes

10778 NW 53rd St. Suite G

Sunrise Fl. 33351

ARTICLE VII INCORPORATOR

*THE **NAME AND ADDRESS** OF THE INCORPORATOR IS:*

Michael Zoyes

10778 NW 53rd St. Suite G

Sunrise Fl. 33351

****

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I AM FAMILIAR WITH AND ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.

Signature/Registered Agent | Date: 10/23/2013

Signature/Incorporator | Date: 10/23/2013